UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2024

Palladyne AI Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PDYN	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $69.00 per share	PDYNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K, on October 30, 2024, Palladyne AI Corp.'s (the “Company”) board of directors and Benjamin G. Wolff had preliminarily agreed to terms for an extension of Mr. Wolff’s employment (the “Preliminary Terms”). On December 26, 2024, Mr. Wolff, the Company and Sarcos Corp., a wholly-owned subsidiary of the Company, entered into an amended and restated employment agreement (the “Employment Agreement”), which is attached as Exhibit 10.1 hereto. The terms of the Employment Agreement are materially similar to the Preliminary Terms but supersede the Preliminary Terms in all respects.

The Employment Agreement provides that Mr. Wolff will continue to serve at-will as President and Chief Executive Officer of the Company, with the term of the Employment Agreement lasting from January 1, 2025 until December 31, 2027. Pursuant to the Employment Agreement, Mr. Wolff is entitled to the following compensation and benefits:

•
An annual base salary consisting of:
o
For the period beginning on January 1, 2025 and ending on December 31, 2025, a rate intended to provide Mr. Wolff with net pay of approximately $1 per year after reduction (a) for applicable withholding and (b) for deductions for employee contributions allowing for full participation in the Company’s benefit plans; and
o
For the period beginning on January 1, 2026 (the “Effective Date”) and ending December 31, 2027, a rate of $250,000 per year prior to applicable withholding and deductions.
•
Bonus eligibility consisting of the following:
o
For the period beginning on January 1, 2025 and ending on December 31, 2025, Mr. Wolff will not be entitled to participate in the Company’s annual bonus plan, but at the discretion of the Company’s board of directors may be eligible to participate in the Company’s annual bonus plan and may be eligible to receive one or more discretionary bonuses; and
o
For the period beginning on January 1, 2026 and ending on December 31, 2027, Mr. Wolff will be entitled to participate in the Company’s annual bonus plan, with a target annual bonus opportunity equal to 150% of his then-current annual base salary.
•
A cash payment (the “Cash Payment”) upon the earliest to occur of the following: (a) his continued employment through and until October 31, 2027; (b) the termination of his employment by Sarcos Corp. without Cause (as defined in the Employment Agreement); (c) termination of his employment by Mr. Wolff for Good Reason (as defined in his Employment Agreement); (d) continued employment until a Change in Control (as defined in the Employment Agreement); and (e) termination of his employment due to death or by Sarcos Corp. for Disability (as defined in the Employment Agreement) ((a) through (e), the “Vesting Conditions”);
o
For purposes of vesting that does not result from termination of Mr. Wolff’s employment due to death or by Sarcos Corp. for Disability, the Cash Payment will equal 1,800,000 times (i) the volume-weighted average closing price per share of the Company’s common stock for the 10 consecutive trading days ending on the trading day immediately prior to the event triggering the Cash Payment or (ii) if the Cash Payment is due to a Change in Control, the value of the consideration paid in the Change in Control per share of the Company’s common stock ((i) or (ii), as applicable, the “Stock FMV”);
o
For purposes of vesting that results from termination of Mr. Wolff’s employment due to death or by Sarcos Corp. for Disability, the Cash Payment will equal 1,800,000 times the Stock FMV times a fraction, the numerator of which is the number of days from and including November 1, 2024 to and including the date on which Executive’s employment is terminated and the denominator of which is 1,035; and
o
Notwithstanding the above, the Cash Payment will be reduced as described in the immediately following sentence if the Company grants to Mr. Wolff at any time after the Effective Date but immediately prior to the date of the Cash Payment one or more restrictive stock awards of Company common stock vesting upon the earliest of the Vesting Conditions and in the same relative amount as the Cash Payment, subject to Mr. Wolff’s continued service through such date and the terms and conditions of the restricted stock award and any equity incentive plan under which the restricted stock award is granted. The Cash Payment will be reduced by decreasing the 1,800,000 number in the formula for determining the Cash Payment by 1.2 for every share subject to the restricted stock award, up to 1,500,000 shares subject to the restricted stock award.
•
Participation in the benefit plans and programs of the Company and reimbursement for reasonable expenses incurred in connection with the performance of Mr. Wolff’s duties.

•
In the event of a termination of employment by the Company before the last day of the employment term that is (i) without Cause (as defined in the Employment Agreement) or (ii) by Mr. Wolff for Good Reason (as defined in the Employment Agreement), then, contingent on Mr. Wolff’s signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to the Company and compliance with the terms of the Employment Agreement and his Employee Intellectual Property Agreement dated January 17, 2024, Mr. Wolff will be eligible to receive:
o
Base salary for a severance period through the remainder of the employment term in effect prior to termination;
o
If the termination occurs on or after January 1, 2027, a lump sum payment of any then earned but unpaid bonus for the prior fiscal year;
o
A lump sum payment equal to Mr. Wolff’s target bonus for each calendar year during the employment term that is not completed prior to termination of employment; and
o
Payment or reimbursement for group health care premiums paid for COBRA continuation coverage for Mr. Wolff and his dependents through the earliest of twelve months from the termination date, the end of the employment term in effect prior to termination, the date upon which he and his dependents become eligible under similar plans and the date upon which he ceases to be eligible for coverage under COBRA.
•
In the event that Mr. Wolff incurs any excise tax liability for golden parachute payments in connection with a change in control event that occurs on or before the first anniversary of the end of the employment term, he will be entitled to receive a gross-up payment to cover the amount of that excise tax on an after-tax basis.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between the Company, Sarcos Corp. and Benjamin G. Wolff, dated December 26, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palladyne AI Corp.

Dated:	December 27, 2024	By:	/s/ Stephen Sonne
		Name: Title:	Stephen Sonne Chief Legal Officer & Secretary